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EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

        STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of September 13, 2004, by and among CRAFTS RETAIL HOLDING CORP., a Delaware corporation ("Parent"), CRAFTS RETAIL ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("Sub"), STANLEY BERENZWEIG, DORIS BERENZWEIG, STANLEY AND DORIS BERENZWEIG CHARITABLE FOUNDATION, INC., MONA ADELSON, GAIL LOIA, STEVEN BARNETT and JUDITH LOMBARDO (each, a "Stockholder" and collectively, the "Stockholders") and RAG SHOPS, INC., a Delaware corporation (the "Company"). Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") among Parent, Sub and the Company.

        WHEREAS, concurrently herewith, Parent, Sub, and the Company are entering into the Merger Agreement pursuant to which Sub will merge with and into the Company (the "Merger"), upon the terms and subject to the conditions in the Merger Agreement; and

        WHEREAS, as of the date hereof, each Stockholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto ("Schedule I Shares"); and

        WHEREAS, as a condition to the willingness of Parent and Sub to enter into the Merger Agreement and to effectuate the Merger, Parent has required that each Stockholder agree and, in order to induce Parent and Sub to enter into the Merger Agreement, each Stockholder has agreed, to enter into this Agreement.

        NOW, THEREFORE, to induce Parent and Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

        Each Stockholder hereby represents and warrants as to himself, herself or itself as applicable, severally and not jointly, to Parent, Sub and the Company as follows:

        1.1    Organization; Good Standing.    If such Stockholder is an entity, such Stockholder is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization.

        1.2    Authority; Noncontravention.    If such Stockholder is an entity, such Stockholder has the requisite power (corporate or other) and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. If such Stockholder is an individual, such Stockholder has the requisite capacity to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. If such Stockholder is an entity, the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated by this Agreement have been duly authorized by all necessary action (corporate or other) on the part of such Stockholder and no other proceedings (corporate or other) on the part of such Stockholder are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by the Company, Parent and Sub, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to: (a) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally; (b) principles of equity which may limit the availability of remedies (regardless of whether considered and applied in a proceeding in equity or at law); and (c) an implied covenant of good faith and fair dealing. The execution and delivery of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby and compliance by such Stockholder with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien in or upon any of the properties or assets of such Stockholder under, any provision of: (a) if such Stockholder is an entity, the certificate of incorporation or bylaws (or similar organizational documents) of such Stockholder; (b) any Contract to which such Stockholder is a party or any of their respective properties or assets is subject; or (c) any (i) statute, law, ordinance, rule or regulation or (ii) judgment, order or decree, in each case, applicable to such Stockholder or any of such Stockholder's properties or assets. Except for the filing of a Schedule 13D (or amendment thereto) or a Form 4 or 5 by such Stockholder, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (each a "person") is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby or compliance with the provisions hereof.

        1.3    Ownership.    Column (a) on Schedule I sets forth, opposite such Stockholder's name, the number of shares over which such Stockholder has sole record and beneficial ownership as of the date hereof. Without duplication of the shares of Common Stock described in column (a) on Schedule I, column (b) on Schedule I sets forth, opposite such Stockholder's name, the number of shares of Common Stock issuable upon exercise, exchange or conversion of securities that are exercisable or exchangeable for, or convertible into, Common Stock, over which such Stockholder has sole record and beneficial ownership as of the date hereof. Except as set forth on Schedule I, as of the date hereof, such Stockholder has the sole power to vote (or cause to be voted) and the sole power to dispose of (or to direct the disposition of) the shares of Common Stock referred to in the prior two sentences (as to the shares set forth in column (b), upon exercise, exchange or conversion thereof). Except as set forth on such Schedule I, neither such Stockholder nor any affiliate (as hereafter defined) of such Stockholder owns or holds any right to acquire or dispose of any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the Company. "affiliate" means, with respect to any specified person, any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. For purposes of this Agreement, with respect to each Stockholder, the term "affiliate" shall not include the Company and the persons that directly, or indirectly through one or more intermediaries, are controlled by the Company.

        1.4    Decision to Sell.    Such Stockholder is capable of evaluating the merits and risks of such Stockholder's decision to sell securities of the Company hereunder and make an informed decision with respect thereto by reason of: (a) such Stockholder's business and financial experience, and the business and financial experience of those retained by such Stockholder to advise it with respect to its investment in the securities of the Company being sold hereunder; and (b) the access to such information as such Stockholder or such advisors have requested.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Parent and Sub hereby represent and warrant, jointly and severally, to the Company and the Stockholders as follows:

        2.1    Organization; Good Standing.    Parent and Sub are duly organized and validly existing and in good standing under the laws of the State of Delaware.

        2.2    Authority; Noncontravention.    Parent and Sub have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or and Sub are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement, subject. This Agreement has been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the Company and each Stockholder, constitutes a valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms subject to: (a) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally; (b) principles of equity which may limit the availability of remedies (regardless of whether considered and applied in a proceeding in equity or at law); and (c) an implied covenant of good faith and fair dealing. The execution and delivery of this Agreement by Parent and Sub and the consummation of the transactions contemplated hereby and compliance by Parent and Sub with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of: (a) the certificate of incorporation or bylaws of Parent or Sub; (b) any Contract to which Parent or Sub is a party or any of their respective properties or assets is subject; or (c) any (i) statute, law, ordinance, rule or regulation or (ii) judgment, order or decree, in each case, applicable to Parent or Sub or any of their respective properties or assets. Except for the filing of a Schedule 13D (or amendment thereto) or a Form 3 by Parent and Sub, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other person is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or Sub of the transactions contemplated hereby or compliance with the provisions hereof.

        2.3    Accredited Investor.    Sub is an "accredited investor," as defined in Rule 501 of Regulation D under the Securities Act of 1933 and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto.

        2.4    Investment Intent.    Sub acknowledges that the Schedule I Shares it will receive hereunder have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under such Securities Act and such applicable state securities laws or an exemption from such registration is available. Sub is acquiring such stock for his own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent, Sub and the Stockholders as follows:

        3.1    Organization; Good Standing.    The Company is duly organized and validly existing and in good standing under the laws of the State of Delaware.

        3.2    Authority; Noncontravention.    The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated by this Agreement, subject. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Stockholder, Parent and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to: (a) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar laws relating to or affecting the enforcement of the rights and remedies of creditors generally; (b) principles of equity which may limit the availability of remedies (regardless of whether considered and applied in a proceeding in equity or at law); and (c) an implied covenant of good faith and fair dealing. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby and compliance by the Company with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of: (a) the certificate of incorporation or bylaws of the Company; (b) any Contract to which the Company is a party or any of its properties or assets is subject; or (c) subject to the consents and other matters referred to in the exception at the end of the following sentence, any (i) statute, law, ordinance, rule or regulation or (ii) judgment, order or decree, in each case, applicable to Parent or Sub or any of their respective properties or assets, other than, in the case of clauses (b) and (c), any such conflicts, violations, breaches, defaults, rights, results, losses, Liens or entitlements that individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other person is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or compliance with the provisions hereof, except for such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate could not reasonably be expected to have a material adverse effect on the Company.

ARTICLE IV

SALE OF SCHEDULE I SHARES

        Concurrently herewith, each Stockholder is selling, assigning, transferring, setting aside and delivering to Sub, and Sub is purchasing and acquiring from such Stockholder the number of shares of Common Stock set forth next to such Stockholder's name in column (a) of Schedule I hereto by delivering to Sub one or more certificates representing such shares, together with one or more stock powers (with appropriate signature guarantees) duly endorsed in blank; provided, however, that Gail Loia is delivering her shares by giving an irrevocable instruction to transfer her share through DTC

(delivery of such shares to an account specified by Sub is being guaranteed by Merrill Lynch & Co. Inc.). The purchase price for such shares is $4.30 per share. Accordingly, concurrently herewith, Sub is delivering to each Stockholder the total purchase price set forth next to such Stockholder's name on Schedule I hereto by wire transfer to an account set forth in writing by such Stockholder not less than two business days prior to the date hereof.

ARTICLE V

STANDSTILL; AGREEMENT TO TENDER

        5.1    Standstill.    Each Stockholder agrees that, during the period commencing on the date hereof and ending on the earlier of (x) two years after the termination of the Merger Agreement in accordance with its terms and (y) consummation of the Merger, such Stockholder will not, and will not permit any of its affiliates or agents to, directly or indirectly, in any manner, acquire, agree or offer to acquire, or assist, aid, abet or act in concert with any person to acquire any securities or assets of the Company or any of its subsidiaries (except, if applicable, for shares acquired upon the exercise of options listed in column (b) of Schedule I hereto, which such shares shall be subject to Section 4.2).

        5.2    Agreement to Tender.    With respect to any shares of Common Stock listed in column (b) of Schedule I (or options to purchase such shares) that are not cancelled pursuant to the terms of the Merger Agreement, each Stockholder hereby agrees to validly tender or cause to be validly tendered, pursuant to and in accordance with the terms of the Offer, all such shares unless the Merger Agreement shall be validly terminated in accordance with its terms.

ARTICLE VI

STOCKHOLDER CAPACITY

        Anything in this Agreement to the contrary notwithstanding, no person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein or is obligated hereunder in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner (as further set forth on Schedule I hereto) of such Stockholder's Schedule I Shares, and nothing herein shall limit or affect any actions taken by any Stockholder in such Stockholder's capacity as an officer or director of the Company. Accordingly, and by way of non-exhaustive example, if a Stockholder is a director of the Company, nothing in this Agreement shall prohibit or otherwise restrict such Stockholder in his or her capacity as a director to vote (a) for any Adverse Recommendation Change in the Merger Agreement or (b) to terminate the Merger Agreement pursuant to Section [9].01(f) of the Merger Agreement and concurrently enter into a binding Acquisition Agreement containing the terms of a Superior Proposal.

ARTICLE VII

INDEMNIFICATION BY THE COMPANY

        7.1    Indemnification.    Prior to the Effective Time, the Company, and from and after the Effective Time, the Surviving Corporation, shall (i) indemnify and hold harmless, as and to the full extent permitted by applicable law, each Stockholder against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, demand, proceeding or investigation in which a Stockholder is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to, the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby, and (ii) in the event of any such threatened or actual claim, action, suit, demand, proceeding or investigation, promptly pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Stockholder, to the fullest extent permitted by applicable law.

        7.2    Certain Successors.    If the Company (or, after the Effective Time, the Surviving Corporation) or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person who is an affiliate of the Company immediately prior to the time of such transfer or conveyance, then, and in each such case, Parent shall cause proper provision to be made so that the successor and assign of the Company (or the Surviving Corporation) assumes the obligations set forth in Section 7.1, and in such event all references to the Company (or the Surviving Corporation) in this Article VII shall be deemed a reference to such successor and assign.

ARTICLE VIII

GENERAL PROVISIONS

        8.1    Fees and Expenses.    Each of the parties shall be responsible for its own fees and expenses (including, without limitation, the fees and expenses of financial consultants, investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby and by the Merger Agreement.

        8.2    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by telecopier or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent or Sub, to:
c/o Sun Capital Partners, Inc. 5200 Town Center Circle, Suite 470 Boca Raton, FL 33486 Attention: Marc J. Leder, Rodger R. Krouse and C. Deryl Couch Telecopier No.: (561) 394-0540
with copies to:
Hughes Hubbard & Reed LLP One Battery Park Plaza New York, NY 10004 Attention: Michael Weinsier Telecopier No.: (212) 422-4726
if to any Stockholder, to the address set forth on Schedule I hereto for such Stockholder, with copies to:
Wolff & Samson PC One Boland Drive West Orange, NJ 07052 Attention: Morris Bienenfeld Telecopier No.: (973) 530-2213

if to the Company, to:
Rag Shops, Inc. 111 Wagaraw Road Hawthorne, NJ 07506-2711 Attention: Alan C. Mintz and Jeffrey C. Gerstel Telecopier: (973) 423-6568
with a copy to:
Sills Cummis Epstein & Gross P.C. One Riverfront Plaza Newark, NJ 07102 Attention: Steven R. Kamen, Esq. Telecopier No.: (973) 643-6500

        8.3    Interpretation.    When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if." The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns.

        8.4    Counterparts.    This Agreement may be executed in one or more counterparts (including telecopy), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        8.5    Entire Agreement; No Third Party Beneficiaries.    This Agreement and the Merger Agreement (a) constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Merger Agreement and (b) are not intended to confer upon any person other than the parties hereto (and their respective successors and assigns) any rights or remedies.

        8.6    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        8.7    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part (except by operation of law), by any of the parties hereto without the prior written consent of the other parties hereto, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct wholly-owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

        8.8    Consent to Jurisdiction.    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery or any federal court of the United States of America sitting in the State of Delaware or in the Southern District of New York, and any appellate court from any thereof, in any suit, action or other proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally: (a) agrees not to commence any such action or proceeding except in such courts; (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Court of Chancery or, to the extent permitted by law, in such federal court; (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the Delaware Court of Chancery or any such federal court; and (d) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Court of Chancery or any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2. Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        8.9    Waiver of Jury Trial.    Each party hereto hereby waives, to the fullest extent permitted by Applicable Laws, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.9.

        8.10    Enforcement.    The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware Court of Chancery or any federal court of the United States of America sitting in the State of Delaware or in the Southern District of New York, this being in addition to any other remedy to which they are entitled at law or in equity.

        8.11    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        8.12    Amendments; Waivers.    Any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

        8.13    Further Assurances.    Promptly upon request by Parent or Sub, each Stockholder shall execute, acknowledge, deliver, file, re-file, register and re-register, any and all such further acts, certificates, assurances and other instruments as Parent or Sub may require from time to time in order to: (a) carry out more effectively the purposes and intent of this Agreement; (b) enable Parent and Sub to exercise and enforce their respective rights and remedies hereunder; and (c) to better transfer, preserve, protect and confirm to Parent and Sub the rights granted or now or hereafter intended to be granted to them hereunder or under each other instrument executed in connection with or pursuant to this Agreement.

        IN WITNESS WHEREOF, Parent, Sub, the Company and each Stockholder have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.

CRAFTS RETAIL HOLDING CORP.
By:	/s/ MICHAEL FIELDSTONE Name: Michael Fieldstone Title: Vice President
CRAFTS RETAIL ACQUISITION CORP.
By:	/s/ MICHAEL FIELDSTONE Name: Michael Fieldstone Title: Vice President
RAG SHOPS, INC.
By:	/s/ JEFFREY C. GERSTEL Name: Jeffrey C. Gerstel Title: President

[Stockholder signatures on next page]

S-1

STOCKHOLDERS:
/s/ STANLEY BERENZWEIG Stanley Berenzweig
/s/ DORIS BERENZWEIG Doris Berenzweig
THE DORIS & STANLEY BERENZWEIG CHARITABLE FOUNDATION, INC.
By:	/s/ STANLEY BERENZWEIG Name: Stanley Berenzweig Title: President
/s/ MONA ADELSON Mona Adelson
/s/ GAIL LOIA Gail Loia
/s/ STEVEN BARNETT Steven Barnett
/s/ JUDITH LOMBARDO Judith Lombardo

S-2

Schedule I
[Omitted]

I-1

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STOCK PURCHASE AGREEMENT
ARTICLE I REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER
ARTICLE II REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
ARTICLE IV SALE OF SCHEDULE I SHARES
ARTICLE V STANDSTILL; AGREEMENT TO TENDER
ARTICLE VI STOCKHOLDER CAPACITY
ARTICLE VII INDEMNIFICATION BY THE COMPANY
ARTICLE VIII GENERAL PROVISIONS
Schedule I [Omitted]